Acknowledgement Number: 5000000007122590
STATE OF MARYLAND
Department ofAssessments and Taxation
I, Michael L. Higgs, Director of the State Department of
Assessments and Taxation, hereby certify that the
attached document, consisting of I pages, inscribed with
the same
Authentication Code, is a true copy of the public record of the
Articles of Organization
for
KESTENBAUM CAPITAL,
LLC
(Department ID: W23222920
I further certify that this document is a true copy generated from the online service with the State Department of
Assessments and Taxation.
In witness whereof, I have hereunto subscribed my signature and affixed the seal of the State Department of Assessments and
Taxation of Maryland at Baltimore on this September 01, 2022.
Michael L. Higgs
Director
301 West Preston Street, Baltimore, Maryland 21201
Telephone Baltimore Metro (410) 767-1344 /
Outside Baltimore Metro (888) 246-5941
MRS (Ma,yland Relay Service) (800) 735-2258 TT/V0ice
Online Certificate Authentication Code: WkyLIULQFUK6411mWPftWQ
To verify the Authentication Code, visit http://dat.maryland.gov/verify
Filing Date and Time: 8/19/2022 	AM	Acknowledgment Number: 5000000007122590
ARTICLES OF ORGANIZATION

The undersigned, with the intention of creating a Maryland Limited Liability Company files the following
Articles of Organization:

(1)	The name of the Limited Liability Company is:
Kestenbaum Capital, LLC (W23222920)

(2)	The address of the Limited Liability Company in Maryland is:
11710	Old Georgetown Road, Apt 601, North Bethesda, MD, 20852

(3)	In order to operate in Maryland, will the registering entity require a business or industry license that is issued by the state or any other local agency?
Uncertain

(4)	The Resident Agent of the Limited Liability Company in Maryland is:
Roy Kestenbaum
whose address is:
11710	Old Georgetown Road, Apt 601, North Bethesda, MD, 20852

(5) Signature(s) of Authorized Person(s):
(6) Signature(s) of Resident
Agent(s):
Roy Kestenbaum
Roy Kestenbaum



(7) Filing party's name and return address:
I hereby consent to my designation in this
document.
Roy Kestenbaum, 11710 Old Georgetown Road, Apt 601 ,
North Bethesda, MD, 20852
	MARYLAND STATE DEPARTMENT OF ASSESSMENTS & TAXATION
	CHANGING	301 WEST PRESTON STREET, BALTIMORE, MARYLAND 21201-2395
SDAT40.2	Maryland for
the Better
	Authentication Number: WkyLIULQFUK6411mWPftWQ	Page I of I